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                                                                     Exhibit 5.1

                        [Acuity Brands, Inc. Letterhead]

                                  April 11, 2005

Acuity Brands, Inc.
1170 Peachtree Street, N.E.
Atlanta, Georgia 30309

      Re: Acuity Brands, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

      I have acted as counsel for Acuity Brands, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission covering the proposed offer and sale of up to an aggregate of 423,768 shares of the Company's common stock, $0.01 par value (the "Common Stock"), pursuant to the Company's 401(k) Plan (the "Plan"), together with an indeterminate number of interests in the Plan.

      As such counsel, I have reviewed the Plan. I have also examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

      The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      Based upon the foregoing, it is my opinion that (i) the Plan, and the issuance of the shares of Common Stock pursuant to the Plan, have been authorized; and (ii) upon the issuance of the shares of Common Stock in accordance with the terms and conditions of the Plan, the shares of Common Stock issued thereunder will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                               Sincerely,

                                               /s/ Kenyon W. Murphy, Esq.